CONSTITUTION LIFE INSURANCE COMPANY
                         AMENDMENT TO SURPLUS DEBENTURE


This Amendment applies to the Surplus Debenture dated December 14, 1995 in the original principal amount of $80,000,000 (the "Debenture"), issued by Constitution Life Insurance Company, a Texas stock life insurance company, and held by Southwestern Financial Corporation, a Delaware corporation (the "Holder").

1. The first and second full paragraphs of the Debenture are hereby deleted in their entirety and shall be replaced by the following:

     FOR VALUE RECEIVED, Constitution Life Insurance Company, a Texas life insurance corporation (`CLICO"), subject to the terms, conditions, restrictions, and limitations contained herein, promises to pay to the order of the Holder, or to any subsequent holder hereof the principal sum of Eighty Million Dollars ($80,000,000) together with interest on the unpaid balance thereof at a rate (the "Rate") equal to the sum of (i) two and one-half percent (2.5%) per annum and (ii) the rate of interest required by that certain Credit Agreement, dated as of July 24, 1996, among PennCorp Financial Group, Inc. as borrower, The Bank of New York, as administrative agent, and the other lenders party thereto, (together with all amendments, renewals, extensions or refinancings thereof, the "Loan Agreement"). In respect to the Loan (as defined in the Loan Agreement) made to PennCorp Financial Group, Inc., it is understood that the rate of interest with respect to the Loan may vary from time to time by operation of law or under the terms and conditions of the Loan Agreement. Each change in the interest rate applicable to the Loan shall cause a corresponding change in the calculation of the Rate, effective as of the time and date of such change in the interest rate applicable to the Loan, without any notice to CLICO or further action by the Holder. In the event the Loan is repaid in full prior to the full repayment of the Surplus Debenture, the Rate shall be come 10% at that time.

     Interest on this Surplus Debenture will be payable each calendar quarter on the day in which CLICO's financial statements are finalized for the prior calendar quarter (each, an "Interest Payment Date") and continuing until the entire principal amount of this Surplus Debenture is paid in full. Both principal and interest on this Surplus Debenture will be due and payable in the following manner at the offices of the Holder.

2. Paragraph "4" of the Debenture is hereby deleted in its entirety and replaced with the following:

     4. CLICO shall pay to the Holder the amounts of principal set forth below or such lesser amount as may be paid hereunder, together with all accrued but unpaid interest, to the extent the Surplus of CLICO exceeds $1.2 million as of the most recent Calculation date. Such principal payments shall be paid for each calendar quarter set forth below on the day in which CLICO's financial statements are finalized for such calendar quarter (a "Principal Payment Date").



               Payment                                       Principal Amount
               Date                                                 Each Date
               ----                                                 ---------

               4th Calendar Qtr. 1996                              $1,000,000
               1st, 2nd, 3rd & 4th Calendar Qtrs. 1997              1,500,000
               1st, 2nd, 3rd & 4th Calendar Qtrs. 1998              3,100,000
               1st, 2nd, 3rd & 4th Calendar Qtrs. 1999              3,450,000
               1st, 2nd, 3rd & 4th Calendar Qtrs. 2000              3,700,000
               1st, 2nd, 3rd & 4th Calendar Qtrs. 2001              4,250,000
               1st, 2nd & 3rd Calendar Qtrs.  2002                  5,000,000


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3.   CLICO  hereby  acknowledges  that the Holder,  referenced  above is due all rights and privileges as the successor in interest and holder in due course of the Debenture.

4. This Amendment is a revision only, and not a novation. Except as specifically provided herein, all of the terms and conditions of the Debenture shall remain in full force and effect.

5. This Amendment shall not become effective until approved by the Texas Department of Insurance.

Dated June 15, 1998                         CONSTITUTION LIFE INSURANCE COMPANY



                                            By: /s/David A. Leonard
                                                -------------------------------
                                            Name:  David A. Leonard
                                            Title: Senior Vice President

Accepted:
SOUTHWESTERN FINANCIAL CORPORATION



By: /s/John C. Bower
    -------------------------------
Name:  John C. Bower
Title: President